UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 1, 2020
Date of Report (Date of earliest event reported)

BODY AND MIND INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55940	98-1319227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 – 1095 West Pender Street Vancouver, British Columbia, Canada	V6E 2M6
(Address of principal executive offices)	(Zip Code)

(800) 361-6312

Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company
☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☒

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election or Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective March 1, 2020, Robert Hasman resigned as a director of Body and Mind Inc. (the “Company”).

On March 1, 2020, following the resignation of Robert Hasman, the Board of Directors appointed Stephen ‘Trip’ Hoffman as a director of the Company.

As a result, the Company’s current directors and officers are as follows:

Name	Position
Michael Mills	President, Interim Chief Executive Officer and Director
Dong Shim	Chief Financial Officer and Director
David Wenger	Director
Brent Reuter	Director
Stephen ‘Trip’ Hoffman	Chief Operating Officer and Director
Darren Tindale	Corporate Secretary

Stephen ‘Trip’ Hoffman
(age 54) Mr. Hoffman was appointed as Chief Operating Officer (“COO”) of the Company on November 15, 2018 and as a director of the Company on March 1, 2020. Mr. Hoffman was previously the Chief Executive Officer of Bolder Venture Ltd., a privately held medical and recreational marijuana cultivation and dispensary company located in Boulder, Colorado, from 2016 until his appointment as Chief Operating Officer of the Company. From 2011 to 2016, Mr. Hoffman was the Chief Executive Officer of Trading Block Holdings Inc., a financial technology company located in Chicago, Illinois. Mr. Hoffman obtained a PhD in physics from Purdue University in December 1991 and studied at Cornell University and Northwestern University during his education.

In addition, on March 1, 2020, the Board of Directors of the Company approved and granted 250,000 stock options to Mr. Hoffman having an exercise price of CAD$0.405 per share and an expiry date of March 1, 2025. These stock options have vesting provisions of 25% six (6) months from the date of grant, 25% twelve (12) months from the date of grant, 25% eighteen (18) months from the date of grant and 25% twenty-four (24) months from the date of grant.

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SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

On March 2, 2020, Body and Mind Inc. (the “Company” or “BaM”) issued a news release to update shareholders on its progress in San Diego and Arkansas as well as other corporate matters.

San Diego

BaM has substantially completed construction at the San Diego dispensary located in Miramar, San Diego. The Company has recently completed paving of the 30+ stalls parking lot as well as landscaping and exterior upgrades. Hiring is complete with training underway and the Company has commenced ordering inventory. A final building inspection has been arranged for the first week of March and the Company anticipates opening the dispensary before the end of March, pending local and state approvals. Updated construction images can be viewed at http://bamcannabis.com/body-and-mind-construction-update/

Arkansas

Construction of the dispensary is progressing well with interior and exterior work, including millwork installation and landscaping, substantially complete. Staffing is well underway and a state inspection is scheduled for the second week of March 2020. Updated images can be viewed at http://bamcannabis.com/body-and-mind-construction-update/

Corporate Matters

The Company wishes to announce that Trip Hoffman has been appointed to the board of directors of the Company.

Mr. Hoffman is currently the Chief Operating Officer of BaM, was the past co-owner of a Colorado licensed marijuana cultivation facility and was previously the CEO of a Colorado licensed cultivation and dispensary company. As an operations-efficiency specialist in the cannabis space, Mr. Hoffman has significantly improved the bottom lines of several cannabis businesses through reducing expenses, increasing production and improving product quality to the highest standards. Mr. Hoffman has also worked as a consultant in the cannabis industry for numerous years, focusing on workflow, facility optimization, and new business development.

Prior to the cannabis space, Mr. Hoffman spent more than 20 years in the Financial Technology & Services industry in roles ranging from CEO, Risk Manager, to Market Maker. Mr. Hoffman has also been involved as a co-founder in more than a half-dozen start-ups throughout his career. Mr. Hoffman holds a PhD in physics from Purdue University and studied at Cornell University and Northwestern University during his education.

The Company’s board of directors awarded 250,000 incentive stock options to Mr. Hoffman, in accordance with the Company's stock option plan, at an exercise price of CAD$0.405 per share for a term of five years expiring on March 1, 2025. The options are subject to vesting provisions such that 25 percent of the options vest six months from the date of grant, 25 percent of the options vest 12 months from the date of grant, 25 percent of the options vest 18 months from the date of grant and 25 percent of the options vest 24 months from the date of grant.

In addition, the Company announces that Robert Hasman has resigned as a board member and will continue to work with the Company as a consultant.

A copy of the news release is attached as Exhibit 99.1 hereto.

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SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

Not applicable.

(b) Pro forma Financial Information

Not applicable.

(c) Shell Company Transaction

Not applicable.

(d) Exhibits

Exhibit	Description

99.1	News Release dated March 2, 2020.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BODY AND MIND INC.

DATE: March 2, 2020	By:	/s/ Michael Mills
Michael Mills
President, Interim CEO and Director

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